Exhibit 99.1

Caterpillar Financial Services Corporation
4Q 2017 Earnings Release
January 25, 2018

FOR IMMEDIATE RELEASE

Cat Financial Announces 2017 Year-End Results

Full-Year 2017 vs. Full-Year 2016
Cat Financial reported revenues of $2.69 billion for 2017, an increase of $94 million, or 4 percent, compared with 2016. Profit was $586 million, a $202 million, or 53 percent, increase from 2016.
The increase in revenues was primarily due to a $61 million favorable impact from higher average financing rates and a $48 million favorable impact from lending activity with Caterpillar, partially offset by a $29 million unfavorable impact from lower average earning assets.
Profit before income taxes was $590 million for 2017, compared with $561 million for 2016. The increase was primarily due to a $33 million increase in net yield on average earning assets and a $30 million favorable impact from lending activity with Caterpillar, partially offset by a $38 million increase in general, operating and administrative expenses primarily due to higher incentive compensation.
The provision for income taxes reflects an annual tax rate of negative 1 percent for 2017, compared with 30 percent for 2016. The provision for income taxes for 2017 includes a net benefit of $151 million due to the enactment of U.S. tax reform legislation on December 22, 2017. The provisionally estimated net benefit includes a $334 million write-down of net deferred tax liabilities to reflect the reduction in the U.S. corporate tax rate from 35 percent to 21 percent beginning January 1, 2018, partially offset by the cost of a mandatory deemed repatriation of non-U.S. earnings. The decrease in the annual tax rate is primarily due to this net benefit, an increase in available foreign tax credits and changes in the geographic mix of profits.
Retail new business volume for 2017 was $11.22 billion, an increase of $316 million, or 3 percent, from 2016. The increase was primarily driven by higher volume in Asia/Pacific, partially offset by decreases in Latin America and North America.
At the end of 2017, past dues were 2.78 percent, compared with 2.38 percent at the end of 2016. Write-offs, net of recoveries, were $114 million for 2017, compared with $123 million for 2016.
As of December 31, 2017, the allowance for credit losses totaled $365 million, or 1.33 percent of net finance receivables, compared with $343 million, or 1.29 percent of net finance receivables at year-end 2016.

Fourth-Quarter 2017 vs. Fourth-Quarter 2016
Cat Financial reported fourth-quarter 2017 revenues of $678 million, an increase of $36 million, or 6 percent, compared with the fourth quarter of 2016. Fourth-quarter 2017 profit was $271 million, a $186 million, or 219 percent, increase from the fourth quarter of 2016.
The increase in revenues was primarily due to a $12 million favorable impact from higher average earning assets, a $9 million favorable impact from higher average financing rates and a $9 million favorable impact from lending activity with Caterpillar.
Profit before income taxes was $133 million for the fourth quarter of 2017, compared with $122 million for the fourth quarter of 2016. The increase was primarily due to a $16 million increase in net yield on average earning assets, a $7 million favorable impact from returned or repossessed equipment, a $5 million favorable impact from higher average earning assets and a $4 million favorable impact from lending activity with Caterpillar. These favorable impacts were partially offset by an $11 million increase in provision for credit losses and an $11 million increase in general, operating and administrative expenses primarily due to higher incentive compensation.
The provision for income taxes reflects an effective tax rate of negative 107 percent in the fourth quarter of 2017, compared with 29 percent in the fourth quarter of 2016. The provision for income taxes in the fourth quarter of 2017 includes a net benefit of $151 million due to the enactment of U.S. tax reform legislation on December 22, 2017. The provisionally estimated net benefit includes a $334 million write-down of net deferred tax liabilities to reflect the reduction in the U.S. corporate tax rate from 35 percent to 21 percent beginning January 1, 2018, partially offset by the cost of a mandatory deemed repatriation of non-U.S. earnings. The decrease in the effective tax rate is primarily due to this net benefit, an increase in available foreign tax credits and changes in the geographic mix of profits.
During the fourth quarter of 2017, retail new business volume was $3.42 billion, an increase of $553 million, or 19 percent, from the fourth quarter of 2016. The increase was primarily driven by higher volume in Asia/Pacific, Europe and North America.
"We are pleased with the overall performance of our business during 2017, including continued good portfolio health and operational execution during the year," said Dave Walton, president of Cat Financial and vice president with responsibility for the Financial Products Division of Caterpillar Inc. "With our ongoing focus on expanding our ability to serve customers globally through financial services solutions, we remain well-positioned to serve the needs of Caterpillar, Cat dealers and our growing customer base worldwide."

For over 35 years, Cat Financial, a wholly owned subsidiary of Caterpillar Inc., has been providing financial service excellence to customers. The company offers a wide range of financing alternatives to customers and Cat dealers for Cat machinery and engines, Solar® gas turbines, and other equipment and marine vessels. Cat Financial has offices and subsidiaries located throughout North and South America, Asia, Australia, Europe, Africa and the Middle East, with its headquarters in Nashville, Tennessee.

Caterpillar contact: Corrie Scott, 224-551-4133 (Office), 808-351-3865 (Mobile) or Scott_Corrie@cat.com

STATISTICAL HIGHLIGHTS:

FOURTH-QUARTER 2017 VS. FOURTH-QUARTER 2016
(ENDED DECEMBER 31)
(Millions of dollars)

	2017	2016	CHANGE
Revenues	$678	$642	6%
Profit Before Income Taxes	$133	$122	9%
Profit (excluding profit attributable to noncontrolling interests)	$271	$85	219%
Retail New Business Volume	$3,415	$2,862	19%
Total Assets	$33,160	$33,615	(1)%

FULL-YEAR 2017 VS. FULL-YEAR 2016
(ENDED DECEMBER 31)
(Millions of dollars)

	2017	2016	CHANGE
Revenues	$2,689	$2,595	4%
Profit Before Income Taxes	$590	$561	5%
Profit (excluding profit attributable to noncontrolling interests)	$586	$384	53%
Retail New Business Volume	$11,224	$10,908	3%

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this earnings release may be considered "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may relate to future events or our future financial performance, which may involve known and unknown risks and uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to be materially different from those expressed or implied by any forward-looking statements. From time to time, we may also provide forward-looking statements in oral presentations to the public or in other materials we issue to the public. Forward-looking statements give current expectations or forecasts of future events about the company. You may identify these statements by the fact that they do not relate to historical or current facts and may use words such as "believes," "expects," "estimates," "anticipates," "will," "should," "plan," "project," "intend," "could" and similar words or phrases. These statements are only predictions. Actual events or results may differ materially due to factors that affect international businesses, including changes in economic conditions, disruptions in the global financial and credit markets and changes in laws, regulations and political stability, as well as factors specific to Cat Financial and the markets we serve, including the market's acceptance of our products and services, the creditworthiness of our customers, interest rate and currency rate fluctuations and estimated residual values of leased equipment. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Moreover, we do not assume responsibility for the accuracy and completeness of those statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K filed on February 15, 2017 with the Securities and Exchange Commission for the fiscal year ended December 31, 2016 and similar sections in our subsequent quarterly report on Form 10-Q, which describe risks and factors that could cause results to differ materially from those projected in the forward-looking statements. Cat Financial undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.